As filed with the U.S. Securities and Exchange Commission on December 14, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KINS Technology Group Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-2104918 (I.R.S. Employer Identification Number)

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, CA 94306

(650) 575-4456
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Khurram P. Sheikh,

Chief Executive Officer

KINS Technology Group Inc.

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, CA 94306

(650) 575-4456
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Paul D. Tropp Rachel D. Phillips Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☒ 333-249177

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	4,600,000	$10.00	$46,000,000	$5,018.60
Class A common stock included as part of the units(3)	4,600,000	—	—	— (4)
Redeemable warrants included as part of the units(3)	2,300,000	—	—	—(4)
Total			$46,000,000	$5,018.60(5)

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-249177).

(3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4) No fee pursuant to Rule 457(g).

(5) The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-249177), which was declared effective by the Securities and Exchange Commission on December 14, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of KINS Technology Group Inc., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-249177) (the “Prior Registration Statement”), initially filed by the Registrant on September 30, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 14, 2020. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 15, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 15, 2020.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-249177) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No 333-249177) filed on September 30, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California on the 14th day of December, 2020.

KINS TECHNOLOGY GROUP INC.

By:
/s/ Khurram P. Sheikh

Name: Khurram P. Sheikh
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Khurram P. Sheikh	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	December 14, 2020
Khurram P. Sheikh

*	Director	December 14, 2020
Hassan Ahmed

*	Director	December 14, 2020
Di-Ann Eisnor

*	Director	December 14, 2020
Camillo Martino

*	Director	December 14, 2020
Atif Rafiq

*	Director	December 14, 2020
Allen Salmasi

* By:	/s/ Khurram P. Sheikh
Khurram P. Sheikh
Attorney-in-Fact

[Signature Page to S-1MEF]